Exhibit 10.33
INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT
FOR EXECUTIVES

INCENTIVE STOCK OPTION AGREEMENT
UNDER THE
INVERNESS MEDICAL INNOVATIONS, INC.
2001 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:
Number of Option Shares:
Option Exercise Price Per Share:
Grant Date:
Expiration Date:

     Pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Inverness Medical Innovations, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase, on or prior to the Expiration Date specified above, all or part of the number of Option Shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein (the “Agreement”) and in the Plan.
     1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains in employment with the Company or a Subsidiary (as defined in the Plan) on the Exercisability Date:

	Number of	Total Number of
Exercisability	Option Shares First	Option Shares
Date	Becoming Exercisable	Exercisable
	(25%)	(25%)
	(25%)	(50%)
	(25%)	(75%)
	(25%)	(100%)
     Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions of this Agreement and the Plan.

     2. Manner of Exercise.
          (a) The Optionee may exercise this Stock Option only in the following manners: from time to time, on or prior to the Expiration Date of this Stock Option, the Optionee may give notice of his or her election to purchase some or all of the Option Shares purchasable by means of (i) a written notice to the Administrator or (ii) an electronic notice to the Administrator or other authorized representative of the Company (including a third-party administrator or broker designated by the Company). Whether written or electronic, such notice shall specify the number of Option Shares to be purchased and shall be in a form approved by the Administrator.
     Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that have been “paid for” and beneficially owned by the Optionee for at least six months and are not then subject to any restrictions under any Company plan; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that in the event the Optionee chooses to pay the Option Exercise Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iv) a combination of (i), (ii), and (iii) above. Payment instruments will be received subject to collection.
     The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the Option Exercise Price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.
          (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms of this Agreement, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

          (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 10 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
          (d) Notwithstanding any other provision of this Agreement or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
     3. Termination of Employment. If the Optionee’s employment by the Company or a Subsidiary is terminated, no additional Option Shares shall become exercisable following the date of termination and the period within which to exercise the exercisable portion of the Stock Option may be subject to earlier termination as set forth below.
          (a) Termination Due to Death. If the Optionee’s employment terminates by reason of death, any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee’s legal representative or legatee for a period of twelve months from the date of death or until the Expiration Date, if earlier.
          (b) Termination Due to Disability. If the Optionee’s employment terminates by reason of disability (as determined by the Administrator), any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of twelve months from the date of termination or until the Expiration Date, if earlier. The death of the Optionee during the twelve-month period provided in this Section 3(b) shall extend such period for another twelve months from the date of death or until the Expiration Date, if earlier.
          (c) Termination for Cause. If the Optionee’s employment terminates for Cause, any Stock Option held by the Optionee shall terminate immediately and be of no further force and effect. For purposes of this Agreement, “Cause” shall mean: (i) any material breach by the Optionee of any agreement between the Optionee and the Company or a Subsidiary; (ii) the conviction of or a plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company or a Subsidiary. If it is discovered that an Optionee’s employment could have been terminated for Cause but such information was not known by the Company, the date of termination of employment shall be deemed to be the date on which the act constituting Cause took place. In the event that an Optionee has exercised a Stock Option after he or she has committed an act constituting Cause, the Administrator may take action to recover the Option Shares and any gains made by the Optionee in respect of such Option Shares.
          (d) Other Termination. If the Optionee’s employment terminates for any reason other than death, disability or Cause, and unless otherwise determined by the Administrator, any Stock Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier; provided that if the Optionee’s employment terminates by reason of voluntary retirement (as determined by the Administrator) after the age of 58, then the Optionee may, as to all or any portion of any Stock Options exercisable on the date of termination, elect to extend the period during which such Stock Options may be exercised to twelve months from the date of termination or until the Expiration Date, if earlier. Optionee acknowledges that any Stock Options exercisable or exercised more than three months after the date of termination pursuant to the election referenced in the preceding sentence may not qualify as an “incentive stock option” under Section 422 of the Code. Any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.
     The Administrator’s determination of the reason for termination of the Optionee’s employment shall be conclusive and binding on the Optionee and his or her representatives or legatees.
     The applicable period of post-service exercisability in effect pursuant to the foregoing provisions of this Section 3 shall automatically be extended by an additional period of time equal in duration to any interval within such post-service exercise period during which the exercise of this Stock Option cannot be effected solely because of the condition set forth in Section 5 below, but in no event shall such an extension result in the continuation of this Stock Option beyond the Expiration Date.
     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Stock Option may not be exercised unless the shares of Stock issuable upon exercise of the Stock Option are then registered under the United States Securities Act of 1933, as amended (the “Act”) or, if such shares are not then registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.
     6. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee. Notwithstanding the foregoing, to the extent that any portion of this Stock Option exceeds the $100,000 limitation described in Section 422(d) of the Internal Revenue Code of 1986, as amended (the “Code”), such portion shall be deemed a non-qualified Stock Option and may be transferred, upon approval of the Administrator following submission of a petition for such transfer from the Optionee to the Administrator and the written agreement of the proposed transferee to be bound by the terms of the Plan and this Agreement, to the Optionee’s spouse, children (natural or adopted) or stepchildren, a trust for the sole benefit of one or more such family members of which the Optionee is the settlor, or a family limited partnership or family limited liability company of which the limited partners or members, as the case may be, consist solely of one or more such family members.
     7. Status of the Stock Option. This Stock Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option, the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements, and the implications of an election under Section 3(d) to exercise options more than three months after voluntary retirement. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will notify the Company within 30 days after such disposition.
     8. Tax Withholding.
          (a) Regardless of any action the Company or the Optionee’s employer (the “Employer”) takes with respect to any or all income tax (including federal, state or local tax), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Optionee’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Option, including, but not limited to, the grant, vesting or exercise of the Stock Option, the issuance of the shares of Stock subject to the Stock Option, the subsequent sale of shares of Stock thus issued and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. Further, if the Optionee has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
          (b) The Optionee shall, not later than the date of the taxable event under applicable law, pay to the Company or make arrangements satisfactory to the Administrator to satisfy any Tax-Related Items on account of such taxable event. The Optionee authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with respect to all Tax-Related Items legally payable by the Optionee by one or a combination of the following means: (i) withholding from shares of Stock to be issued, provided that the Company only withholds the number of shares of Stock necessary to satisfy the minimum statutory withholding obligation, or such other amount as may be necessary to avoid adverse accounting treatment; (ii) withholding from the Optionee’s wages or other cash compensation paid to the Optionee by the Company and/or the Employer; (iii) arranging for the sale of shares of Stock issued upon exercise of the Stock Option (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization); or (iv) withholding from the proceeds of the sale of shares of Stock issued upon exercise of the Stock Option. If the obligation for Tax-Related Items is satisfied by withholding from shares of Stock to be issued, the Optionee is deemed to have been issued the full number of shares of Stock subject to the Stock Option, notwithstanding that a number of the shares of Stock are held back solely to satisfy the Tax-Related Items due as a result of any aspect of the Stock Option.

          (c) The Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Optionee’s participation in the Plan to the extent that such amount cannot be satisfied by the means set forth above in subsection (b). The Company may refuse to deliver the shares of Stock if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items.
     9. Miscellaneous.
          (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
          (b) This Stock Option and the Optionee’s participation in the Plan do not confer upon the Optionee any rights with respect to continuance of employment by the Employer, the Company or any Subsidiary, and shall not interfere with the ability of the Employer to terminate the Optionee’s employment relationship at any time.
     10. Code Section 409A. It is the intent that the grant, vesting and exercise of this Stock Option shall be exempt from the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that this Stock Option qualifies for the exemption from, or complies with the requirements of, Section 409A of the Code; provided, however, that the Company makes no representation that this Stock Option will be exempt from or will comply with Section 409A of the Code, and makes no undertaking to preclude Section 409A of the Code from applying to this Stock Option or to ensure that it complies with Section 409A of the Code.
     11. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the acquisition or sale of the underlying shares of Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
     12. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Stock Option or future options granted under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     14. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Stock Option and any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
     15. Governing Law and Venue.
          (a) The Stock Option granted hereunder and the provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles, as provided in Section 18 of the Plan.
          (b) For purposes of litigating any dispute that may arise from the Stock Option granted hereunder or this Agreement, the parties hereby submit and consent to the jurisdiction of the Commonwealth of Massachusetts, and agree that any such litigation shall be conducted only in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Agreement is made and/or to be performed.
—Signature page follows—

For: INVERNESS MEDICAL INNOVATIONS, INC.
By:
Title: Treasurer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Optionee’s Signature

Optionee’s name and address:

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